UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                     Form 8K


                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the
       Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported) March 30, 2004


       Commission file Number 001-31242

              Navigator Ventures, Inc.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA                                  98-0232855
(State of other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification Number)


18662 MacArthur Blvd. 2nd Floor
Irvine CA 				   92612
(Address of principal executive offices)  (Zip Code)

      (714)(580-6265)

ITEM 1. Changes In control of Registrant

Not Applicable.

ITEM 2.  Acquisition or Disposition of Assets.

Not Applicable.

ITEM 3.  Bankruptcy or Recievership.

Not Applicable.

ITEM 4.  Changes in Registrants Certifying Accountant.

    Navigator Ventures, Inc. (the "Registrant") has appointed SF
Partnership LLP("SF") as its new independent public accountant and Amisano Hanson has resigned effective March 30, 2004, as its independent public accountant, effective with respect to Registrants fiscal year ending December 31, 2002. This change in independent public accountants was approved by the Board of Directors of the Registrant on March 30, 2004.

   The audit reports of Amisano Hanson on the financial statements of the Registrant as of and for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles, other than to contain an explanatory paragraph as to the Registrants' ability to continue as a going concern.

   During the Resistrant's two most recent years and through the date of this Form 8k, there were no disagreements between the Registrant and Amisano Hanson, whether or not resolved, on any matter of accounting principles or practices, financil statement disclosure, or auditing scope or procedure, which, if not resolved to Amisano Hanson's satisfaction, would have caused Amisano Hanson to make reference to the subject matter of the disagreement(s) in connection with its reports through December 31, 2001.

   During the Registrants two most recent fiscal years and through the date of this Form 8-k, the Registrant did not consult with SF Partnership LLP with respect to any matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation SB.

   The Registrant has provided Amisano Hanson with a copy of the foregoing disclosures. The Registrant requested that Amisano Hanson furnish the Registrant with a letter addressed to the Securities and Exchange
Commission stating whether they agree with the statements that the Registrant has mmade in this Item 4.

ITEM 5.  Other Events.

Not Applicable.

ITEM 6.  Resignations of Directors.

Not Applicable.

ITEM 7.   Financial Statements and Exhibits.

Not Applicaable.

ITEM 8.  Change in Fiscal Year.

Not applicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-k to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 30, 2004


Navigator Ventures, Inc.



By:____________________
Devon Rockefeller
President